UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2017

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual General Meeting of Shareholders of Kosmos Energy Ltd. (the “Company”) was held on May 10, 2017. There were 387,641,134 common shares entitled to vote at the meeting and a total of 359,890,344 (approximately 92.84%) were represented at the meeting.

The proposals voted upon at the 2017 Annual General Meeting of Shareholders and the final results of the vote on each proposal were as follows:

Proposal 1—The election of four Class I directors to hold office until the 2020 Annual General Meeting of Shareholders, and until their respective successors are elected.

Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Andrew G. Inglis	337,286,157	3,140,247	19,463,940
Brian F. Maxted	338,229,046	2,197,358	19,463,940
Chris Tong	339,580,208	846,196	19,463,940
Sir Richard B. Dearlove	339,402,408	1,023,996	19,463,940

Proposal 2—The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and the authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain

359,049,954	822,774	17,616

Proposal 3—Nonbinding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement.

The compensation of the Company’s named executive officers was approved by nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)

335,975,405	4,416,505	34,494	19,463,940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers

Senior Vice President and Chief Financial Officer